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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


1.       NTC Technology Inc.

2.       NTC Management Inc.

3.       Emertech, Sarl.

4.       Novametrix International, Ltd.

5.       Novametrix Acquisition Corporation

6.       Novametrix Foreign Sales Corporation


                                      E-74